UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Stellus Capital Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

On Wednesday, May 13, 2020, Alliance Advisors, LLC, the proxy solicitor for Stellus Capital Investment Corporation (the “Company”), mailed a letter on behalf of the Company to certain of the Company’s stockholders of record at April 3, 2020 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2020 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 17, 2020.

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
P: 973.873.7700
F: 973.338.1430
www.allianceadvisors.com

May 13, 2020

Dear Stellus Capital Investment Corporation Stockholder:

You should have already received proxy materials in connection with Stellus’ upcoming Annual Meeting of Stockholders that is scheduled to be held on June 25, 2020. According to our latest records, your vote on this meeting’s important matters has not been received.

The Board of Directors unanimously recommends holders vote FOR all proposals. Your vote is important and we strongly encourage you to vote your shares today regardless of the number of shares you own.

The fastest and easiest way to vote is to call 844-877-6182 and speak with one of our proxy specialists toll-free between the hours of 9:00 a.m. and 10.00 p.m. Eastern Time, Monday through Friday. Alternatively, if you wish you can email me your voting instructions at mcarlson@allianceadvisors.com.

If you have recently voted, please disregard this reminder. Stellus Capital Investment Corporation engaged Alliance Advisors to contact you.

Sincerely,

 Melissa Carlson

Vice President